ENTERGY ENTERPRISES, INC.
                      UNCONSOLIDATED BALANCE SHEET
                         AS OF DECEMBER 31, 1997
                               (UNAUDITED)


                       ASSETS

  PROPERTY
  Furniture and Equipment                                   $ 6,563,743.70
  Intangible Assets                                                (855.68)
  Construction in Process                                       275,929.11
                                                            --------------
       Total Property                                         6,838,817.13
                                                            --------------
  INVESTMENTS
  Investment in FPN                                                   0.00
  Investment in Entergy IS, Inc.                             53,542,375.03
  Investment in EOSI                                          2,483,564.49
  Investment in ENI                                           3,485,617.59
                                                            --------------
                                                             59,511,557.11
                                                            --------------

  CURRENT & ACCRUED ASSETS
  Cash                                                          985,948.90
  Working Funds/Travel Advances                                 466,711.97
  Special Deposits                                              372,121.32
  Temporary Cash Investments                                  7,900,669.49
  Accounts Receivable                                           107,464.30
  Accounts Receivable - Associated Companies                 14,854,532.45
  Accounts Receivable - Customer Service                           (643.41)
  Accrued Interest                                                9,389.75
  Prepaid Expenses                                              194,735.68
  Misc. Current & Accrued Assets                                  7,573.92
                                                            --------------
       Total Current and Accrued Assets                      24,898,504.37
                                                            --------------

  DEFERRED DEBITS
  Accumulated Deferred Income Tax-Fed & State                 6,653,036.82
  Miscellaneous Deferred Debits                              (2,369,746.34)
                                                            --------------
       Total Deferred Debits                                  4,283,290.48
                                                            --------------

            Total Assets                                    $95,532,169.09
                                                            ==============

These are interim financial statements prepared without notes.

                       ENTERGY ENTERPRISES, INC.
                     UNCONSOLIDATED BALANCE SHEET
                       AS OF DECEMBER 31, 1997
                              (UNAUDITED)


                       CAPITAL

  Common Stock                                            $ 57,400,000.00
  Miscellaneous Paid-in Capital                            153,000,000.00
  Retained Earnings                                       (141,921,567.53)
                                                          ---------------
       Total Capital                                        68,478,432.47
                                                          ---------------

                     LIABILITIES

  CURRENT & ACCRUED LIABILITIES
  Accounts Payable                                           8,774,562.23
  Accounts Payable to Associated Companies                   5,274,365.53
  Taxes Accrued                                             (1,880,913.12)
  Interest Payable
  Tax Collections Payable                                      111,582.66
  Miscellaneous Current & Accrued Liabilities                9,033,521.31
                                                          ---------------
       Total Current & Accrued Liabilities                  21,313,118.61
                                                          ---------------

  LONG TERM LIABILITIES
  Notes Payable - Entergy Corp.                              4,500,000.00
  Accum. Misc. Operating Provision
                                                          ---------------
       Total Current & Accrued Liabilities                   4,500,000.00
                                                          ---------------

  DEFERRED CREDITS
  Other Deferred Credits                                     1,240,618.01
                                                          ---------------
       Total Deferred Credits                                1,240,618.01
                                                          ---------------

       Total Liabilities                                    27,053,736.62
                                                          ---------------

            Total Capital & Liabilities                   $ 95,532,169.09
                                                          ===============

These are interim financial statements prepared without notes.

                          ENTERGY ENTERPRISES, INC.
                      UNCONSOLIDATED INCOME STATEMENT
                   TWELVE MONTHS ENDED DECEMBER 31, 1997
                                (UNAUDITED)


                REVENUE

  Services Rendered Non-Associates                           $     59,562.50
  Services Rendered Associates                                 48,358,384.06
  Equity in Earnings of Subsidiaries                          (22,937,330.74)
  Interest Income                                                 342,356.63
  Dividend Income                                                  48,346.80
  Miscellaneous Income                                           (380,903.26)
                                                             ---------------
       Total Revenue                                           25,490,415.99
                                                             ---------------

                      EXPENSES

  Salaries, Wages and Benefits                                 26,039,356.78
  Outside Services                                             19,891,428.95
  Selling and Marketing Expenses                                5,855,005.86
  Rent                                                          3,768,987.83
  Administrative and General                                   11,262,663.31
  Active Development Credit                                    (5,562,180.05)
  Insurance                                                        24,576.18
                                                             ---------------
       Total Administrative and General Expense                61,279,838.86
                                                             ---------------

  Taxes Other Than Income                                         267,465.10
  Depreciation and Amortization                                 2,011,906.62
  Amortization of EIS Organization Costs                           25,230.45
  Miscellaneous Expenses                                           24,951.21
                                                             ---------------
       Total Expenses                                          63,609,392.24
                                                             ---------------

  Income (Loss) Before Income Taxes                           (38,118,976.25)

  Income Taxes - Federal                                       (6,485,165.64)
  Income Taxes - State (Benefit)                               (1,085,819.04)
  Provision for Deferred Income Taxes - Federal                 1,595,566.33
  Provision for Deferred Income Taxes - State                     826,273.19
                                                             ---------------
  Net Income (Loss)                                           (32,969,831.09)
                                                             ===============


These are interim financial statements prepared without notes.